Exhibit 99(b)

                       ARTICLES OF MERGER

                            MERGING

                 MID-PLAINS ACQUISITIONS, INC.

                              INTO

                        MID-PLAINS, INC.


     ARTICLES OF MERGER executed this 29th day of May, 1997, by and between Mid-Plains, Inc. and Mid-Plains Acquisitions, Inc., both of which are Wisconsin corporations pursuant to Sections
180.1101 through 180.1106 of the Wisconsin Business Corporation
Law.


                           ARTICLE I

      The Board of Directors of Mid-Plains, Inc., in accordance with its Articles of Incorporation and Bylaws and the Wisconsin Business Corporation Law, adopted as of May 27, 1997, resolutions approving, in accordance with Section 180.1103 of the Wisconsin Business Corporation Law, an agreement and plan of merger (the ?Plan of Merger?) as follows:


                  AGREEMENT AND PLAN OF MERGER

       Parties  to  Merger.   The  names  of  the  corporations
proposing to merge are Mid-Plains, Inc. ("Mid-Plains") and Mid-
Plains  Acquisitions,  Inc. ("Mid-Plains  Acquisitions").   The
surviving corporation shall be Mid-Plains, Inc.

      1.    Effective Time.  The Effective Time of  the  merger
("Effective Time") will be  12:01 a.m. on June 1, 1997.

      2. Corporate Existence. Upon completion of the merger, the separate existence of Mid-Plains Acquisitions will cease except insofar as otherwise specifically provided by law. The corporate identity, existence, purposes, powers, franchises and rights of Mid-Plains will continue unaffected and unimpaired by the merger.

      3. Articles of Incorporation. From and after the Effective Time, the Restated Articles of Incorporation of Mid-Plains as in effect immediately prior to the merger shall remain as the Articles of Incorporation of the surviving corporation and shall remain in full force and effect until amended as provided by law.

      4. Bylaws. From and after the Effective Time, the Restated Bylaws of Mid-Plains shall become the Bylaws of Mid-Plains, Inc. and shall thereafter remain in force until they shall be altered, amended or repealed as therein provided.


     5.   Conversion of Shares.

           a. Each then outstanding share of common stock, no par value, of Mid-Plains, which shall not be deemed to include any share then held in its treasury, shall by virtue of the merger and without any action on the part of the holder thereof, be converted into one (1) outstanding share of no par value common stock of Chorus Communications Group, Ltd., a Wisconsin corporation (herein referred to as "Chorus") and the sole shareholder of Mid-Plains Acquisitions, whereupon each such share of Mid-Plains common stock so converted shall be deemed to be a share acquired by Mid-Plains and held in its treasury. Each such share of Chorus common stock so issued shall thereupon be fully paid and nonassessable, except as provided under sec.180.0622 of the Wisconsin Business Corporation Law.

           b. The then outstanding shares of common stock of Mid-Plains Acquisitions shall by virtue of the merger and without any action on the part of Chorus, be converted into a number of shares of Mid-Plains transferred from those deemed acquired by Mid-Plains and held in its treasury pursuant to subsection a. above, equal to the number of shares of Chorus common stock issued pursuant to subsection a. above. Each such share of Mid-Plains shall thereupon be fully paid and nonassessable, except as provided under sec. 180.0622 of the Wisconsin Business Corporation Law.

          c. All shares of Mid-Plains thereafter remaining in its treasury shall be cancelled.

           d. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Mid-Plains common stock shall be required to surrender
the same to Chorus for   cancellation  or  transfer,  and  each
such  holder   or transferee   will   be   entitled   to   receive
certificates representing the number of shares of Chorus common stock as the shares of Mid-Plains common stock previously represented by the
stock  certificates  surrendered.   Until  so  surrendered   or
presented for transfer, each outstanding certificate which prior to the Effective Time represented Mid-Plains common stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Chorus common stock as though such surrender of transfer and exchange had taken place.

       6. Terminating and Abandonment. Anything to the contrary notwithstanding, this Plan of Merger may be terminated and abandoned at any time prior to the Effective Time by joint action by any of the officers of Mid-Plains Acquisitions and Mid-Plains.


                           ARTICLE II

      The Board of Directors of Mid-Plains Acquisitions, in accordance with its Articles of Incorporation and Bylaws and
Section 180.0704 of the Wisconsin Business Corporation Law, adopted on May 27, 1997, resolution by unanimous written consent approving the foregoing Plan of Merger.


                          ARTICLE III

      1. Chorus, owner of all of the outstanding common stock of Mid-Plains Acquisitions, consisting of 100 shares with $1.00 par value, in accordance with the Articles of Incorporation and Bylaws and Section 180.0704 of the Wisconsin Business Corporation Law, adopted on May 27, 1997, resolutions approving the foregoing Plan of Merger. Such unanimous approval constitutes more than the requisite affirmative vote of the holders of a majority of shares entitled to vote on the proposal as provided in Section 180.0721 of the Wisconsin Business Corporation Law.

      2. Mid-Plains, in accordance with its Articles of Incorporation, Bylaws and Section 180.1103 of the Wisconsin Business Corporation Law, submitted the Plan of Merger to holders of the Company common stock on May 17,1997. Mid-Plains common stock is the only class of common stock outstanding and entitled to vote. With respect to the common stock outstanding, the requisite affirmative number of votes, and the number of shares voted for and against the Plan of Merger are as follows:

     Total No. of          Requisite No. of
     Shares Entitled       Affirmative                Number Voted
     to be Voted           Votes for Approval         For        Against

     1,991,743             995,872                    1,519,947  37,230


                           ARTICLE IV

     The laws which are to govern the surviving corporation are the laws of the State of Wisconsin.

      IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed by its duly authorized officers as of the day and year first written above.

                                   MID-PLAINS, INC.


(Corporate Seal)                   By:   /s/ Dean W. Voeks
                                   Dean W. Voeks, President


                              Attest:/s/ Fredrick E. Urben
                                   Fredrick E. Urben, Secretary


                                     MID-PLAINS ACQUISITIONS, INC.


(No Corporate Seal)                By:/s/ Dean W. Voeks
                                   Dean W. Voeks, President


                              Attest:/s/ Fredrick E. Urben
                                   Fredrick E. Urben, Secretary



This document was drafted by:
Daniel T. Hardy
Axley Brynelson
2 East Mifflin Street
P.O. Box 1767
Madison, WI  53701-1767